UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed today a solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect five new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex Management LP, Keith Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole and David R. Johnson. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the preliminary solicitation statement filed with the SEC on December 3, 2013.

RESTORING WEALTH TO COMMONWEALTH
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Timeline
CWH Actions
Corvex and Related Actions
DECEMBER
December 3: Corvex and Related filed a preliminary solicitation statement with the SEC to remove the entire board of trustees of commonwealth REIT
NOVEMBER
November 25: Corvex and Related delivered a formal notice to CommonWealth REIT and the arbitration panel of their intent to pursue a consent solicitation to remove the entire board of trustees
November 18: The arbitration panel ruling invalidates CommonWealth REIT bylaws designed to disenfranchise shareholders and creates precise timeline to nominate independent and accountable trustees
AUGUST
August 8: The arbitration panel declares invalid the CommonWealth REIT bylaw provisions that sought to impose a minimum requirement of three years and three percent holdings for shareholders to request a record date for a consent solicitation
JUNE
June 21: Holders of over 70% of the outstanding shares of CommonWealth REIT approve the removal of the entire Board of Trustees
June 18: Glass Lewis recommends CWH shareholders remove entire Board of Trustees
June 17: Corvex and Related issue third letter to shareholders
June 14: ISS recommends CWH shareholders remove entire Board of Trustees